UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2014

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, New Jersey 07042
(Address of principal executive offices and zip code)

(973) 744-7618
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 14, 2014, MetaStat, Inc. (the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) with a private third party entity (the “Licensee”) affiliated with one of the Company’s directors, Dr. David Epstein.  The MOU sets forth certain understandings, rights and obligations of the parties with respect to the proposed acquisition by the Licensee of certain assets of the Company and the grant by the Company to the Licensee of an exclusive assignment and/or license of certain of Company’s therapeutic assets pursuant to an assignment and/or sublicense agreement to be entered into by the parties (the “License Agreement”).  The parties expect to enter into the License Agreement within ninety (90) days of the date of the MOU.

The therapeutic assets will include an assignment and/or sublicense of all rights and obligations under the Company’s existing Therapeutic License Agreement with the Massachusetts Institute of Technology and its David H. Koch Institute for Integrative Cancer Research at MIT and its Department of Biology, Albert Einstein College of Medicine of Yeshiva University, and Montefiore Medical Center as of December 7, 2013 (the “Alternative Splicing Therapeutic License Agreement”).  The  License Agreement shall provide that the Company shall have the right of first refusal to commercialize any companion diagnostic or biomarker arising from the work performed by the Licensee under the License Agreement (the “Companion Diagnostics”), pursuant to a royalty-free, worldwide, exclusive sublicense on industry standard terms.  At the Licensee’s request, the parties shall negotiate in good faith and on commercially reasonable terms a sublicense to the Licensee relating to the Companion Diagnostics developed for ASE Targets in all fields, worldwide.

The License Agreement shall cover the assignment and/or license of technology for developing alternative splicing platform and intellectual property for therapeutics and Companion Diagnostic use pursuant to the Alternative Splicing Therapeutic License Agreement.  The License Agreement shall include an exclusive sublicense, with the right to sublicense through multiple tiers, to the MIT ASE and patent WO 2012/116248 A1, combined with the release of the principals of the Licensee from existing non-compete agreements allowing the Licensee (and its principals) freedom to operate in discovery and development of ASE therapeutics and the discovery and use of Companion Diagnostics for ASE targets pursuant to the Alternative Splicing Therapeutic License Agreement.  The assigned and/or licensed technology shall include: (i) Alternative Splicing Event (ASE) technology based on International Patent Application WO 2012/116248 A1 entitled "Alternatively Spliced mRNA Isoforms as Prognostic and Therapeutic Tools for Metastatic Breast Cancer and Other Invasive/Metastatic Cancers"; and (ii) Technology and know-how stemming from all ASE discovery work carried out in the Company’s labs at SUNY Stony Brook from September 2013 through the date of execution of the definitive License Agreement.

The Licensee shall be obligated to, among other things, increase its existing capitalization with  $1.25 million in new equity, the proceeds of which shall be invested in the Company’s next equity or equity-linked financing based on the terms in the Company’s recent private placement (the “Financing”) based on the following schedule:  Promptly upon execution of the MOU, the Licensee shall invest $250,000 in the Financing, which payment has been satisfied; promptly upon execution of the License Agreement, the Licensee shall invest an additional $250,000 in the Financing and shall invest an additional $750,000 in the Financing (or a separate financing on substantially similar terms) within 90 days of the date of the License Agreement but in no event later than 120 days following the execution of the MOU.  In the event the Licensee does not invest an aggregate of $1.25 million in the Company by the end of such 120 day period, the License Agreement shall terminate and the assets shall automatically revert back to the Company and Dr. Epstein shall again be subject to the same non-compete agreement currently contained in his advisory agreement with the Company.

Within 120 days following the date of the execution of the MOU, the Company is required to make a $1 million preferred stock equity investment in exchange for a 20% equity interest (on a fully diluted, as converted basis) in the Licensee for use in developing the ASE therapeutics platform and drug discovery programs.  The Company shall maintain its 20% equity ownership in the Licensee until such time that the Licensee raises an aggregate of $4,000,000 in equity or in a financing in which the Licensee issues securities convertible into equity (including the $1 million received from the Company, but excluding any proceeds received by the Licensee from the sale of the Company’s securities).  After such time, the Company shall be diluted proportionately with all other equity holders of Licensee.

The Licensee also shall grant to the Company the right to participate in all future financings of the Licensee in which it issues equity or securities convertible into equity up to an amount that permits the Company to maintain its twenty percent (20%) equity ownership interest in the Licensee (on a fully diluted, as converted basis); provided, however, in the event the Company does not make a minimum investment in a future financing of the Licensee equal to at least the lesser of (i) $250,000 and (ii) an amount required to maintain its twenty percent (20%) equity ownership interest in the Licensee (on a fully diluted, as converted basis), this participation right shall terminate.

In addition, so long as the Company owns at least ten percent (10%) of the outstanding equity interests of the Licensee (on a fully diluted, as converted basis), the Company shall have the right to designate one member of the Licensee’s board of directors or similar governing body.  The initial board of the Licensee shall consist of no more than five (5) members.  Any such member designated by the Company shall be reasonably acceptable to the Licensee.  The Company’s current chief executive officer shall provide an oversight function to the Licensee for six months following the execution of the License Agreement.

The MOU provides that in the event the parties fail to enter into the License Agreement within 45 days of the date of the MOU after a reasonable good-faith negotiation by the parties, the Licensee shall be entitled, at its sole option, to rescind all or a portion of its equity investment in the Company; provided, however, in the event the parties are in the process of good faith negotiations at the end of such 45 day period, the Company shall have the right to extend the period to finalize negotiation and execute the License Agreement for an additional 45 days, and the Licensee shall not be entitled to rescind all or a portion of its equity investment in the Company until the expiration of such additional 45 day period.

Until the date that is 45 days following the date of the MOU, the Company, nor any of its officers, employees, directors, representatives or affiliates shall directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale or transfer of the Assets, including in connection with a merger or other business combination.  Notwithstanding the immediately preceding sentence, in the event the parties are in the process of good faith negotiations at the end of such 45 day period as provided above, and the parties agree to extend the period to execute the License Agreement, then these non-solicit provisions will remain in force until the License Agreement is signed and executed or the MOU is terminated.  Prior to entering into the License Agreement, in the event the Company’s board of directors (i) determines to pursue and fund its therapeutics program on its own, or (ii) breaches the non-solicit provisions above, the Company shall promptly pay to the Licensee a break-up fee in cash in immediately available funds in an amount equal to $1,350,000.

The parties agree that the structure relating to the transfer of the therapeutic assets as contemplated by the MOU may be modified to satisfy the intent of the parties to have the Licensee acquire such assets as contemplated therein.  Consummation of the transactions contemplated by the MOU is subject to the negotiation and execution by the parties of the License Agreement and related transaction documents.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of MOU filed as Exhibit 10.18 hereto.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.18	Memorandum of Understanding dated July 14, 2014

99.1	Press Release dated July 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Oscar L. Bronsther
        Name Oscar L. Bronsther
        Title:  Chief Executive Officer

Dated: July 17, 2014